Exhibit 99.1

For Immediate Release

VALUEVISION MEDIA NOTIFIES CLINTON GROUP THAT SPECIAL MEETING DEMAND IS DEFICIENT

Schedules March 14, 2014 Special Meeting of Shareholders

Board Forms Committee to Evaluate Director Nominees

MINNEAPOLIS, MN. – November 15, 2013 – ValueVision Media, Inc. (NASDAQ: VVTV) (“ValueVision” or the “Company”), a multichannel electronic retailer via TV, Internet and mobile, is today sending, and filing with the Securities and Exchange Commission, a letter to legal counsel to Clinton Group and its affiliates (together with members of its voting group, “Clinton”) in response to Clinton’s November 4, 2013, demand letter for a special meeting of ValueVision shareholders for the purpose of replacing a majority of the Company’s Board of Directors, including the Chairman of the Board and Chief Executive Officer.

In its letter, ValueVision informs Clinton that, after careful review, the Company has determined that Clinton’s demand letter does not satisfy the applicable requirements of ValueVision’s By-laws and Minnesota law.  Among other things, the group Clinton has formed for the purposes of demanding a special meeting does not hold of record, and does not hold valid voting power with respect to, a sufficient percentage of ValueVision’s outstanding shares to satisfy the required thresholds for demanding a special meeting.  The full text of the letter to Clinton Group’s legal counsel and its affiliates will be filed today via a Form 8-K filing with the S.E.C.

Notwithstanding the insufficiency of Clinton’s demand, ValueVision continues to be receptive to listening to and considering the views of its shareholders and is open to adding qualified independent directors to its Board with appropriate expertise in areas that would complement the strengths of its current Board members and its focus on executing on the Company’s strategy to deliver value for all shareholders.

Because the entire ValueVision Board is elected annually, shareholders have the opportunity each year to vote on the service of each member of the Board of Directors at the Company’s Annual Meeting.  In fact, at the Company’s 2013 Annual Meeting held just five months ago, shareholders voted overwhelmingly in favor of reelecting ValueVision’s full Board, with each director receiving at least 90 percent of votes cast in favor.

With that said, the Board believes that prolonging a public dispute over the date of a special meeting is not in the best interests of ValueVision or its shareholders, particularly given the Company’s need to focus on running its business during the vital holiday season.  Accordingly, ValueVision has scheduled a special meeting of shareholders to be held on March 14, 2014, for the purpose of voting on Clinton’s proposals.

ValueVision today also announced that the Board is forming a committee of independent directors to oversee an accelerated Board candidate evaluation process. In connection with that process, the Board will be retaining Heidrick & Struggles, a nationally recognized executive search firm, to assist the committee in identifying potential new candidates with skills and experience that would enhance the overall composition of the Board.  Heidrick & Struggles, together with the committee, also will carefully consider the qualifications of the individuals nominated by Clinton, along with any other individuals that may be nominated by ValueVision shareholders.

Jefferies LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Barnes & Thornburg LLP are acting as legal advisors to ValueVision.

About ValueVision Media

ValueVision Media, Inc. is a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. ValueVision is transitioning its consumer brand to ShopHQ from ShopNBC over the balance of fiscal 2013. ValueVision's television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants;  our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including a special meeting of shareholders.  The Company will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and a WHITE proxy card in connection with any such shareholder meeting.  The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with any such shareholder meeting.  Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at any such meeting will be included in the proxy statement filed by the Company with the SEC in connection with any such meeting.  In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC.  Any proxy statement, any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY ANY SUCH PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Contacts

Media:
Dawn Zaremba
ShopHQ
dzaremba@shophq.com
(952) 943-6043 O

Joele Frank / Tim Lynch / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investors:
David Collins / Eric Lentini
Catalyst Global LLC
vvtv@catalyst-ir.com
(212) 924-9800 O
(917) 734-0339 M

Arthur Crozier / Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
(212) 750-5833